Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ASB Bancorp, Inc. and Subsidiary

We consent to the incorporation by reference in registration statement No. 333-177442 and No. 333-181924 on Form S-8 of ASB Bancorp, Inc. (the “Company”) of our reports dated March 14, 2014, with respect to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting, which appear in the Company’s 2013 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Asheville, North Carolina
March 14, 2014